UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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                     Date of Report
                     (Date of earliest
                     event reported):       October 23, 2002


                           MGIC Investment Corporation
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             (Exact name of registrant as specified in its charter)


         Wisconsin               1-10816                 39-1486475
    -------------------      ----------------      -----------------------
      (State or other          (Commission             (IRS Employer
      jurisdiction of          File Number)          Identification No.)
      incorporation)


                      MGIC Plaza, 250 East Kilbourn Avenue
                           Milwaukee, Wisconsin 53202
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           (Address of principal executive offices including zip code)

                                 (414) 347-6480
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                         (Registrant's telephone number)

Item 9.   Regulation FD Disclosure.

     The Company has advised customers that effective March 31, 2003 it will not participate in excess of loss risk sharing arrangements with premium cessions in excess of 25%.

     The Company is not changing the range of its prior earnings guidance for 2003, which is that it expects diluted earnings per share, excluding realized gains, to be in a range of $6.05 to $6.20. The Company's earnings expectation for 2003 is built on assumptions that include (all comparisons are between 2003 and 2002):

     --   a decline of approximately $600 billion in refinance
          volume in the mortgage origination market, with purchase money volume continuing to remain strong;
     --   improving persistency due to lower refinances;
     --   lower growth in earned premiums;
     --   lower underwriting expenses due to lower refinances; and
     --   higher incurred losses.

Forward-Looking Statements and Risk Factors:

The statements contained in Item 9 regarding the Company's expectations for earnings for 2003 are forward-looking statements. Actual results may differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in the forward-looking statements are that the assumptions, including those set forth above, may not be realized, including for reasons discussed in more detail below, and that expenses may not decline to the extent assumed. Other factors that could cause actual results to differ materially from those projected in the forward-looking statements include the risks noted below.

As the domestic economy deteriorates, more homeowners may default and the
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Company's losses may increase by a greater amount than assumed.
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Losses result from events that reduce a borrower's ability to continue to make mortgage payments, such as unemployment, and whether the home of a borrower who defaults on his mortgage can be sold for an amount that will cover unpaid principal and interest and the expenses of the sale. Favorable economic conditions generally reduce the likelihood that borrowers will lack sufficient income to pay their mortgages and also favorably affect the value of homes, thereby reducing and in some cases even eliminating a loss from a mortgage default. A deterioration in economic conditions generally increases the likelihood that borrowers will not have sufficient income to pay their mortgages and can also adversely affect housing values.

Competition or changes in the Company's relationships with its customers could
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reduce the Company's revenues or increase its losses.
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Competition for private mortgage insurance premiums occurs not only among private mortgage insurers but increasingly with mortgage lenders through captive mortgage reinsurance transactions. In these transactions, a lender's affiliate reinsures a portion of the insurance written by a private mortgage insurer on mortgages originated by the lender. In 1996, the Company shared risk under risk sharing arrangements with respect to virtually none of its new insurance written. During the nine months ended September 30, 2002, about 54% of the Company's new insurance written on a flow basis was subject to risk sharing arrangements. The level of competition within the private mortgage insurance industry has also increased as many large mortgage lenders have reduced the number of private mortgage insurers with whom they do business. At the same time, consolidation among mortgage lenders has increased the share of the mortgage lending market held by large lenders. The Company's top ten customers generated 27.0% of the new primary insurance that it wrote on a flow basis in 1997 compared to 38.4% in 2001.

Persistency may not improve as assumed.
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In each year, most of the Company's premiums are from insurance that has been written in prior years. As a result, the length of time insurance remains in force (which is also generally referred to as persistency) is an important determinant of revenues. The factors affecting the length of time the Company's insurance remains in force include:

     -- the level of current mortgage interest rates compared to the mortgage coupon rates on the insurance in force, which affects the vulnerability of the insurance in force to refinancings, and
     -- mortgage insurance cancellation policies of mortgage investors along with the rate of home price appreciation experienced by the homes underlying the mortgages in the insurance in force.

The volume of low down payment home mortgage originations that are purchase
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transactions could be less than assumed, with the result that the amount of
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insurance the Company writes could be less than assumed.
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The factors that affect the volume of low down payment mortgage originations include:

     --   the level of home mortgage interest rates,
     -- the health of the domestic economy as well as conditions in regional and local economies,
     --   housing affordability,
     -- population trends, including the rate of household formation,
     -- the rate of home price appreciation, which in times of heavy refinancing can affect whether refinance loans have loan-to-value ratios that require private mortgage insurance, and
     -- government housing policy encouraging loans to first-time homebuyers.

Even if the Company's low down payment mortgage origination assumption is
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realized, the amount of insurance that the Company writes could be less than
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assumed if lenders and investors select alternatives to private mortgage
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insurance.
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These alternatives to private mortgage insurance include:

     -- lenders using government mortgage insurance programs, including those of the Federal Housing Administration and the Veterans Administration,
     -- investors holding mortgages in portfolio and self-insuring,
     -- investors using credit enhancements other than private mortgage insurance or using other credit enhancements in conjunction with reduced levels of private mortgage insurance coverage, and
     -- lenders structuring mortgage originations to avoid private mortgage insurance, such as a first mortgage with an 80% loan-to-value ratio and a second mortgage with a 10% loan-to-value ratio (referred to as an 80-10-10 loan) rather than a first mortgage with a 90% loan-to-value ratio. While no data is publicly available, the Company believes lenders and investors are making more 80-10-10 loans than they did in the past.

Changes in the business practices of Fannie Mae and Freddie Mac could reduce the
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Company's revenues or increase its losses.
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The business practices of Fannie Mae and Freddie Mac affect the entire relationship between them and mortgage insurers and include:

     -- the level of private mortgage insurance coverage, subject to the limitations of Fannie Mae and Freddie Mac's charters, when private mortgage insurance is used as the required credit enhancement on low down payment mortgages,
     -- whether Fannie Mae or Freddie Mac influence the mortgage lender's selection of the mortgage insurer providing coverage and, if so, any transactions that are related to that selection,
     -- whether Fannie Mae or Freddie Mac will give mortgage lenders an incentive, such as a reduced guaranty fee, to select a mortgage insurer that has a "AAA" claims-paying ability rating to benefit from the lower capital requirements for Fannie Mae and Freddie Mac when a mortgage is insured by a company with that rating,
     -- the underwriting standards that determine what loans are eligible for purchase by Fannie Mae or Freddie Mac, which thereby affect the quality of the risk insured by the mortgage insurer and the availability of mortgage loans,
     -- the terms on which mortgage insurance coverage can be canceled before reaching the cancellation thresholds established by law, and
     -- the circumstances in which mortgage servicers must perform activities intended to avoid or mitigate loss on insured mortgages that are delinquent.

Net premiums written could be adversely affected if a proposed regulation by the
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Department of Housing and Urban Development under the Real Estate Settlement
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Procedures Act is adopted.
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The regulations of the Department of Housing and Urban Development under the
Real Estate Settlement Procedures Act prohibit paying lenders for the referral of settlement services, including mortgage insurance, and prohibit lenders from receiving such payments. In July 2002, the Department of Housing and Urban Development proposed a regulation that would exclude from these anti-referral fee provisions settlement services included in a package of settlement services offered to a borrower at a guaranteed price. If mortgage insurance is required on the loan, the package must include any mortgage insurance premium paid at settlement. Although certain state insurance regulations prohibit an insurer's payment of referral fees, adoption of this regulation by the Department of Housing and Urban Development could adversely affect the Company's revenues to the extent that lenders offered such packages and received value from the Company in excess of what they could have received were the anti-referral fee provisions of the Real Estate Settlement Procedures Act to apply and if such state regulations were not applied to prohibit such payments.

The mortgage insurance industry is subject to litigation risk.
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In recent years, consumers have brought a growing number of lawsuits against home mortgage lenders and settlement service providers. As of the end of September 2002, seven mortgage insurers, including the Company's MGIC subsidiary, were involved in litigation alleging violations of the Real Estate Settlement Procedures Act. MGIC and two other mortgage insurers entered into an agreement to settle the cases against them in December 2000, and another mortgage insurer entered into a comparable settlement agreement in February 2002. In June 2001, the Court entered a final order approving the settlement to which MGIC and the other two insurers are parties, although due to appeals challenging certain aspects of this settlement, the final implementation of the settlement will not occur until the appeals are resolved. The Company took a $23.2 million pretax charge in 2000 to cover MGIC's share of the estimated costs of the settlement. While MGIC's settlement includes an injunction that prohibits certain practices and specifies the basis on which other practices may be done in compliance with the Real Estate Settlement Procedures Act, MGIC may still be subject to future litigation under the Real Estate Settlement Procedures Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MGIC INVESTMENT CORPORATION



Date:  October 23, 2002                 By:   \s\ J. Michael Lauer
                                            ------------------------------------
                                              J. Michael Lauer
                                              Executive Vice President and Chief
                                                 Financial Officer